Exhibit 10.1
AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This amendment to the Amended and Restated Employment Agreement (the “Amendment”) is made and entered into on this October 1, 2024, by and between SIGA Technologies, Inc., a Delaware corporation (the “Company”), and Daniel J. Luckshire (the “Executive” and, together with the Company, the “Parties”).

WHEREAS, the Parties previously entered into an amended and restated employment agreement, dated April 12, 2016 (the “Amended and Restated Employment Agreement”); and

WHEREAS, the Parties intend to amend the Amended and Restated Employment Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms not defined herein shall have the meaning set forth in the Amended and Restated Employment Agreement.

2.	Amendments.

(a)	Section 3(b) of the Amended and Restated Employment Agreement is hereby deleted and replaced in its entirety with the following:

“(b) Annual Bonus.  The Company shall pay to Executive an annual cash bonus as set forth below (the “Annual Bonus”):

(i) For the 2024 calendar year, Executive shall be eligible to participate in the Company’s annual bonus program with a target bonus opportunity equal to 100% of Executive’s then current Base Salary, subject to the achievement of any performance criteria and goals approved by the Compensation Committee.  If earned, such Annual Bonus shall be paid as soon as practicable but no later than March 15, 2025.

(ii) For the 2025 calendar year, Executive shall be eligible to participate in the Company’s annual bonus program with a target bonus opportunity equal to 75% of Executive’s then current Base Salary, subject to the achievement of any performance criteria and goals approved by the Compensation Committee.  If earned, such Annual Bonus shall be paid as soon as practicable but no later than March 15, 2026.

(iii) For each calendar year during the Term beginning with the 2026 calendar year, Executive shall be eligible to participate in the Company’s annual bonus program with a target bonus opportunity equal to 50% of Executive’s then current Base Salary, subject to the achievement of any performance criteria and goals approved by the Compensation Committee.  If earned, each such Annual Bonus shall be paid as soon as practicable but no later than March 15th of the year following the year to which the Annual Bonus relates.

(iv) Notwithstanding anything herein to the contrary, in the event of a Change of Control of the Company, Executive shall receive an Annual Bonus for the year in which the Change of Control occurs equal to the greater of (a) the target Annual Bonus for such year or (b) the Annual Bonus determined based upon the applicable performance criteria and goals for such year, provided that Executive remains employed on the last day of such calendar year, payable at the times set forth above.”

(b)	Section 3 of the Amended and Restated Employment Agreement is hereby amended to incorporate a new subsection (h) as follows:

“(h) Equity Compensation.

(i) For any grant made in the 2025 calendar year, Executive shall be eligible for equity awards with a target aggregate grant date value equal to 50% of Executive’s Base Salary, under the Company’s 2010 Stock Incentive Plan, as amended and restated (the “Equity Plan”), or any equity program adopted by the Company from time to time with the actual amount granted to be determined by the Compensation Committee based on achievement of applicable performance criteria and goals.

(ii) For any grant made in the 2026 calendar year, Executive shall be eligible for equity awards with a target aggregate grant date value equal to 75% of Executive’s Base Salary, under the Company’s 2010 Stock Incentive Plan, as amended and restated (the “Equity Plan”), or any equity program adopted by the Company from time to time with the actual amount granted to be determined by the Compensation Committee based on achievement of applicable performance criteria and goals.

(iii) For each calendar year during the Term beginning with the 2027 calendar year, Executive shall be eligible for equity awards with a target aggregate grant date value equal to 100% of Executive’s Base Salary, under the Equity Plan or any equity program adopted by the Company from time to time with the actual amount granted to be determined by the Compensation Committee based on achievement of applicable performance criteria and goals.”

(c)	Section 5(a) of the Amended and Restated Employment Agreement is hereby amended to add the following, which shall constitute part of the Standard Termination Payments:

“(v) other than in the event of Executive’s termination of employment for Cause, any accrued but unpaid target Annual Bonus from a performance period ending on or preceding the date of termination of employment.”

(d)	Section 5(d)(ii) of the Amended and Restated Employment Agreement is hereby deleted and replaced in its entirety with the following:

“(ii) an amount equal to two (2) times the sum of Executive’s Base Salary (as determined pursuant to Section 3(a)) and Target Annual Bonus, in each case, as in effect immediately prior to termination and without regard to any reduction thereto which constitutes Good Reason, with such aggregate amount shall be paid in lump sum within thirty (30) days following the expiration of any applicable revocation period with respect to such release that has been timely executed by Executive and returned to the Company; and”

(e)	Section 5(d)(iv) of the Amended and Restated Employment Agreement is hereby deleted and replaced in its entirety with the following:

“(iv) if Executive timely elects to continue coverage under COBRA, for the eighteen (18) calendar months immediately following the end of the calendar month in which Executive’s employment is terminated under Section 5(d), the Company shall pay a portion of the premiums so that the Executive’s cost for coverage is commensurate with active employees; provided that, if the Company determines that such payments would cause adverse tax consequences to the Company or the Executive or otherwise not be permitted under the Company health and welfare plans or under law, the Company shall instead provide the Executive a lump-sum payment equal to the amount of the Company’s monthly contributions for a period of eighteen (18) months, with such amount payable within thirty (30) days following the expiration of any applicable revocation period with respect to such release that has been timely executed by Executive and returned to the Company; and”

3.
Acknowledgment.  Executive hereby acknowledges and agrees that the changes to his compensation as set forth in this Amendment will not constitute, or be deemed to constitute, Good Reason for purposes of the Amended and Restated Employment Agreement or a “good reason” under any other plan or agreement entered into with or sponsored by the Company or any of its affiliates that contains such term or any substantially similar terms.

4.
Effect of Amendment.  All of the terms and conditions of the Amended and Restated Employment Agreement not affected by the terms of this Amendment shall remain in full force and effect between the Parties.

5.
Entire Agreement.  The Amended and Restated Employment Agreement, together with this Amendment, constitutes and represents the entire agreement between the Parties hereto and supersedes any prior understandings or agreements, written or verbal, between the parties hereto respecting the subject matter herein.  The Amended and Restated Employment Agreement and this Amendment may be amended, supplemented, modified or discharged only upon an agreement in writing executed by all of the parties hereto.

6.
Counterparts.  This Amendment may be executed in separate counterparts (including by electronic signature), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SIGA TECHNOLOGIES, INC.

By:	/s/ Diem Nguyen
Name:	Diem Nguyen
Title:	Chief Executive Officer

EXECUTIVE

/s/ Daniel J. Luckshire
Daniel J. Luckshire

[Signature Page to Amendment to Amended and Restated Employment Agreement]